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                                                                     EXHIBIT 3.1

                                                            COMPOSITE COPY AS OF
                                                               DECEMBER 29, 1996



                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              FLORSHEIM GROUP INC.


                                   ARTICLE I

           The name of the Corporation is Florsheim Group Inc. (hereafter called the "Corporation").

                                   ARTICLE II

           Its registered office in the State of Delaware is located at 32 Lockerman Square, Suite L-100, Dover, Kent County, Delaware 19901. The name and address of its registered agent is CSC The United States Corporation Company., 1013 Centre Road Wilmington, Delaware 19805.

                                  ARTICLE III

           The purpose of the Corporation is to engage in any lawful act or activity for which corporation may be organized under the Delaware General Corporation Law ("DGCL").

                                   ARTICLE IV

           The total number of shares of capital stock of all classes which the Corporation shall have the authority to issue is twenty-two million (22,000,000) shares, all of which shares shall be without nominal or par value, consisting of twenty (20,000,000) shares of Common Stock, and 2,000,000 (2,000,000) shares of Preferred Stock.

           Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to cause the Preferred Stock to be issued from time to time in one or more series and in connection therewith to fix by resolution or resolutions providing for the issue of such series the number of shares to be included in such series and the designations and such voting powers, full or limited, or no voting powers, and such of the preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series of the Preferred Stock to the full extent now or hereafter permitted by the


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laws of the State of Delaware.

           All holders of Common Stock shall be entitled to one vote for each share of Common Stock standing of record in their respective names.

           The holders of Common Stock shall have no pre-emptive right to purchase or subscribe for any shares of capital stock of the Corporation of any class whether now or hereafter authorized.

                                   ARTICLE V

           The Corporation is to have perpetual existence.

                                   ARTICLE VI

           The following provisions are inserted for the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:

           (1) The number of directors of the Corporation (exclusive of directors (the "Preferred Stock Directors") who may be elected by the holders of any one or more series of Preferred Stock which may at any time be outstanding, voting separately as a class or classes pursuant to rights to elect directors under specified circumstances) shall not be less than three nor more than fifteen, the exact number within said limits to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office.

           (2) Each director shall hold office until the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified or until his earlier resignation or removal. Election of directors need not be by ballot unless the By-Laws so provide.

           (3) Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding to elect directors under circumstances specified in any Preferred Stock Designation, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled solely by the Board of Directors acting by a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of office of the director with respect to which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected

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      and qualified.  No decrease in the number of directors shall shorten the term of any incumbent director.

           (4) The By-Laws may prescribe the number of directors necessary to constitute a quorum and such number may be less than a majority of the total number of directors, but shall not be less than one-third of the total number of directors.

           (5) Except as may be otherwise provided by statute or in this Restated Certificate of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

           (6) Notwithstanding any other provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of stock of the Corporation entitled to vote generally in the election of directors required by law or this Restated Certificate of Incorporation, the affirmative vote of
      (i) the holders of not less than three-fourths of the combined voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class at a meeting called for such purpose, and (ii) in addition, the holders of a majority of the combined voting power of such shares actually voting at such meeting, excluding any shares of Common Stock or other securities of which a Substantial Stockholder is the Beneficial Owner, shall be required to alter, amend, adopt any provision inconsistent with or repeal Paragraph 7 of this Article VI.

           (7) For purposes of this Article VI and Articles IX and X, the term "Substantial Stockholder" shall mean and include (other than the Corporation or any subsidiary and other than any employee benefit plan of the Corporation or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, all of which are excluded from such definition): (a) any individual, corporation, partnership or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner in the aggregate of more than ten percent of the combined voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, and (b) any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

           For purposes of this Article VI and Articles IX and X, the following terms shall be defined by reference to the Securities Exchange Act of 1934 and the Rules in effect thereunder on November 7, 1994. "Affiliate" under Rule 12b-2; "Associate" under Rule 12b-2; and "Beneficial Owner" under Rule 13d-3.


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                                  ARTICLE VII

        In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make and alter the By-Laws of the Corporation subject to the power of the stockholders, at the time entitled to vote, to alter or repeal By-Laws made by the Board of Directors.

                                  ARTICLE VIII

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE IX

        Except as otherwise provided in this Restated Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by consent in writing by such stockholders. Special meetings of stockholders of this Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, or by the holders of not less than one-fifth of the combined voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors (by written notice delivered to the Secretary of the Corporation), upon not less than ten and not more than sixty days written notice.

        This Article IX (and paragraph (7) of Article VI to the extent the terms being amended are used in this Article IX) may be altered, amended or repealed or an inconsistent provision adopted only upon the affirmative vote of
(i) the holders of not less than three-fourths of the combined voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class at a meeting called for such purpose, and (ii) in addition, the holders of a majority of the combined voting power of the shares of Common Stock and any other class of stock voting on such matter as a single class with the Common Stock actually voting at such meeting, excluding any shares of Common Stock and other securities of which a Substantial Stockholder is the Beneficial Owner.

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                                   ARTICLE X

           The Corporation shall not engage in any Affiliate Transaction unless the same shall have been approved by a majority of the Disinterested Directors and, if the Affiliate Transaction must be approved by stockholders under applicable law and no Substantial Stockholder is the record owner of at least 90% of the outstanding shares of Common Stock and any other class of stock voting on such transaction as a single class with such Common Stock, by the holders of a majority of the combined voting power of such shares actually voting on such transaction at a meeting called for such purpose, excluding any shares of Common Stock and other securities of which the Substantial Stockholder involved in such transaction is the Beneficial Owner. If, at any time, there is no Disinterested Director, a Substantial Stockholder will not be permitted to engage in an Affiliate Transaction except with the affirmative vote of the holders of at least a majority of the combined voting power of the shares of Common Stock and any other class of stock voting on such transaction as a single class with the Common Stock actually voting at a meeting called for such purpose, excluding any shares of Common Stock and other securities of which such Substantial Stockholder is the Beneficial Owner.

           For purposes of this Article X, the term "Affiliate Transaction" shall mean:

      (1) Any merger or consolidation of the Corporation or any subsidiary of the Corporation with any Substantial Stockholder, regardless of which entity survives;

      (2) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Stockholder of any assets of the Corporation or any subsidiary of the Corporation;

      (3) The issuance or transfer by the Corporation or any subsidiary of the Corporation of any securities of the Corporation or any such subsidiary to any Substantial Stockholder in exchange for cash, securities or other property (or a combination thereof);

      (4) Any reclassification of securities, or any recapitalization, of the Corporation or any of its subsidiaries, or any merger or consolidation of the Corporation with any of its subsidiaries (whether or not involving a Substantial Stockholder) or any similar transaction, if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary, of which a Substantial Stockholder is the Beneficial Owner; or

      (5) Any other transaction between the Corporation or any of its subsidiaries and a Substantial Stockholder, including, without limitation, payments of compensation

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            and management fees, but excluding customary directors' fees and other expense reimbursements payable to all directors.

Notwithstanding the foregoing, the following shall be excluded from the definition of "Affiliate Transaction":

      (1) Bona fide loans (excluding loans convertible into equity) made to the Corporation or any of its subsidiaries by one or more Substantial Stockholders in an aggregate amount not to exceed $10,000,000 at any time outstanding;

      (2) Issuances to a Substantial Stockholder in bona fide offerings of equity, convertible or equity-related securities of the Corporation made for the purpose of raising capital (excluding offerings primarily intended as management or employee compensation) on the same terms as are offered to participants who are not Affiliates, Associates, directors, officers or employees of the Corporation or any Substantial Stockholder or any subsidiary of any thereof, but only to the extent such issuance is required to prevent dilution of such Substantial Stockholder's percentage interest in the Common Stock of the Corporation on a fully diluted basis;

      (3) The repurchase of debt or equity securities from a Substantial Stockholder on terms identical to those being offered to all other holders of the same securities or, in the case of debt securities only, at market;

      (4) The preparation and filing of one or more registration statements with respect to securities of the Corporation received by any Substantial Stockholder pursuant to or in connection with the distribution of the Common Stock of the Corporation by INTERCO INCORPORATED to its stockholders and payment of reasonable expenses associated therewith, other than underwriting discounts and commissions, and all actions relating to the foregoing;

      (5) Any consulting or management contract with any Substantial Stockholder in effect at the time of the distribution of the Common Stock of the Corporation by INTERCO INCORPORATED to its stockholders;

      (6) Immaterial transactions in the ordinary course of business between the Corporation or any of its subsidiaries and any Substantial Stockholder.

           For purposes of this Article X, the term "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who, at the relevant time, is not an employee or officer of the Corporation or any of its subsidiaries, Affiliates or Associates, and is not a Substantial Stockholder or a director, officer or employee of a Substantial Stockholder.

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            This Article X (and paragraph (7) of Article VI to the extent the terms being amended are used in this Article X) may be altered, amended or repealed or an inconsistent provision adopted only upon the affirmative vote of (i) the holders of not less than three-fourths of the combined voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class at a meeting called for such purpose, and (ii) in addition, the holders of a majority of the combined voting power of the shares of Common Stock and any other class of stock voting on such matter as a single class with the Common Stock actually voting at such meeting, excluding any shares of Common Stock (or other securities) of which a Substantial Stockholder is the Beneficial Owner.

            In accordance with Section 203(b) of the General Corporation Law of the State of Delaware, the Corporation hereby elects not to be governed by
Section 203 of the General Corporation Law of the State of Delaware which restricts the consummation of certain business combination transactions in certain circumstances.

                                   ARTICLE XI

            1. In addition to any affirmative vote required or permitted by law or this Restated Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Paragraphs 1(a) and 1(b) of this
Article XI, the Corporation shall not effect, directly or indirectly, any Stock Repurchase from an Interested Stockholder unless said Stock Repurchase is authorized by the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class, actually voting on such transaction at a meeting called for such purpose, excluding any shares which are beneficially owned by such Interested Stockholder.

            The preceding provision of this Article XI shall not be applicable to any Stock Repurchase from an Interested Stockholder if such Stock Repurchase is effected by the Corporation pursuant to:

            (a)  a tender offer or exchange offer by the
                 Corporation for some or all of the outstanding shares of any or all classes of stock of the Corporation made on the same terms to all holders of such shares; or

            (b) an open market stock purchase program approved by a majority of those members of the Board of Directors who are not directors, officers, employees, Affiliates or Associates of an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder.

            2. For purposes of this Article XI:


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            (a)  The following terms shall be defined by reference
                 to the Securities Exchange Act of 1934 and the Rules in effect thereunder on November 7, 1994: "Affiliate", "Associate" and "Subsidiary" under Rule 12b-2; and "Beneficial Owner" under Rule 13d-3.

            (b)  An "Interested Stockholder" shall mean a Person
                 (other than any Subsidiary of the Corporation, any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary of the Corporation, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, all of which shall be excluded from such definition) who: (i) has been a Beneficial Owner for a period of less than two years immediately prior to the Determination Date of five percent or more of the issued and outstanding shares of Voting Stock (including any Voting Stock which such Person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding); or (ii) is an Affiliate of the Corporation who was the Beneficial Owner of five percent or more of the issued and outstanding shares of Voting Stock at any time within the two-year period immediately prior to the Determination Date; or (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were beneficially owned by any Interested Stockholder at any time within the two-year period immediately prior to the Determination Date, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

            (c) The term "Stock Repurchase" shall mean any direct or indirect purchase by the Corporation or any Subsidiary of the Corporation of any shares of the Voting Stock at a price greater than the Market Price of such shares, or any direct or indirect purchase of such shares for any consideration other than cash.

            (d) "Market Price" shall mean the closing sale price on the last trading day immediately preceding the Determination Date of a share of the Corporation's Voting Stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such Voting Stock is not listed on such Exchange, on the principal United States securities exchange on which such Voting Stock is listed, or, if such Voting Stock is not listed on any

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                  such exchange, the closing bid quotation with respect to a share of such Voting Stock on the last trading day immediately preceding the Determination Date on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the Determination Date of a share of such Voting Stock as determined in good faith by a majority of the Board of Directors.

            (e) "Determination Date" shall mean the date upon which the determination of Market Price is made by the Board of Directors.

            (f) The term "Person" shall mean any individual, firm, corporation or other entity and shall include any group comprising any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock.

            3. The Board of Directors shall have the power and duty to determine for the purposes of this Article XI on the basis of information known to its members after reasonable inquiry, (1) whether a Person is, and if so, when such Person became, an Interested Stockholder, (2) the number of shares of Voting Stock of the Corporation or other securities of which any Person is a Beneficial Owner and the number of votes entitled to be cast by such Person,
(3) whether a Person is an Affiliate or Associate of another, and (4) whether the price proposed to be paid for any shares of stock of the Corporation is in excess of the Market Price of such shares. Any such determination made in good faith shall be binding on and conclusive for all parties.

For the purposes of determining whether a Person is an Interested Stockholder pursuant to Paragraph 2(b) of this Article XI, the shares of Voting Stock deemed to be outstanding shall include shares deemed beneficially owned by such Person through application of Paragraph 2(a) of this Article XI, but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                                  ARTICLE XII

            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any


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transaction from which the director derived an improper personal benefit. The Corporation shall indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL. No amendment to or repeal of this Article XII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended hereafter to expand or limit the liability of a director, then the liability of a director of the Corporation shall be expanded to the fullest extent required or limited to the fullest extent permitted by the DGCL, as so amended.


                                  ARTICLE XIII

        No director or Substantial Stockholder (as that term is defined in Article VI hereof) shall have any obligation to bring to the attention of the Corporation any business or other corporate opportunity which has come to his or its attention solely by virtue of his or its involvement, as the case may be, in any business enterprise (other than the Corporation or its subsidiaries) in which such director or Substantial Stockholder has an interest.

                                  ARTICLE XIV

        Except as provided in Articles XII and XIII hereof, nothing contained in this Restated Certificate of Incorporation shall be construed to relieve any person or entity from any fiduciary obligation imposed by law.



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